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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF AUTODESK, INC.
                        -----------------------------

The Registrant owns 100% of the outstanding voting securities of the following corporations, as of January 31, 2000, all of which are included in the Registrant's consolidated financial statements:

                                                          Jurisdiction of
              Name                                        Incorporation
    ----------------------                              -------------------
    Autodesk (Europe) S.A.                              Switzerland
    Autodesk AB                                         Sweden
    Autodesk AG                                         Switzerland
    Autodesk de Argentina S.A.                          Argentina
    Autodesk Asia Pte. Ltd.                             Singapore
    Autodesk Australia Pty. Ltd.                        Australia
    Autodesk do Brazil Ltda                             Brazil
    Autodesk B.V.                                       Netherlands
    Autodesk Canada Inc.                                Canada
    Autodesk Development Africa (Pty) Ltd.              Republic of South Africa
    Autodesk Development B.V.                           Netherlands
    Autodesk Development Canada Inc.                    Canada
    Autodesk Development S.a.r.l.                       Switzerland
    Autodesk (EMEA) S.A.                                Switzerland
    Autodesk Far East Ltd.                              Hong Kong
    Autodesk GesmbH                                     Austria
    Autodesk GmbH                                       Germany
    Autodesk India Pte. Ltd.                            India
    Autodesk International Holding Co.                  Delaware
    Autodesk International Ltd.                         Barbados
    Autodesk Ireland Ltd.                               Ireland
    Autodesk Korea Ltd.                                 Korea
    Autodesk Ltd.                                       United Kingdom
    Autodesk Ltd. Japan                                 Japan
    Autodesk de Mexico S.A. de C.V.                     Mexico
    Autodesk CIS (ZAO)                                  Russia-C.I.S.
    Autodesk S.A. (Spain)                               Spain
    Autodesk S.A.                                       France
    Autodesk S.p.A.                                     Italy
    Autodesk Software Lda                               Portugal
    Autodesk Spol. s.r.o                                Czech Republic
    Autodesk, Taiwan Ltd.                               Taiwan
    Discreet Logic Inc.                                 Canada
    Discreet Logic (Brazil) Industria e Comercio Ltda   Brazil
    Discreet, Inc.                                      Delaware
    Discreet Logic, Inc.                                Delaware